Exhibit 10.2

J. Alexander’s, LLC

Attn: Mark A. Parkey

3401 West End Avenue, Suite 260

Nashville, TN 37203-6862

Re:   Financial Covenant Waiver

Mr. Parkey:

In response to your request for a waiver of certain existing Financial Covenants (the “Existing Financial Covenants”) contained in Section 3.5 (a) and (b) of the Second Amended and Restated Loan Agreement dated May 20, 2015, as modified by Modification Agreement effective dated September 3, 2016, as further modified by Modification Agreement dated January 2, 2019, and Modification Agreement dated September 3, 2019 (collectively, the “Loan Agreement”) between J. Alexander’s, LLC, a Tennessee limited liability company (“Borrower”) and Pinnacle Bank (“Bank”), the Borrower and Bank acknowledge the following:

The Existing Financial Covenants contained in Section 3.5 (a) and (b) of the Loan Agreement read as follows:

3.5Additional Financial Covenants. Financial covenants will be calculated on a trailing four quarters basis (and for J. Alexander’s Holdings, LLC, and its subsidiaries on a consolidated basis) and will consist of:

(a)Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage ratio of not less than 1.25 to 1.0. Fixed Charge Coverage Ratio shall be measured at quarter-end based on a four-quarter trailing basis. Fixed Charge Coverage Ratio shall be defined as the ratio of (A) the sum of Net Income (excluding the effect of any extraordinary or non-recurring gains or losses including any asset impairment charges, restaurant closing expenses (including lease buy-out expenses), changes in valuation allowance for deferred tax assets and non-cash deferred income tax benefits and expenses and up to $1,000,000.00 (in the aggregate for the 5-year term of the Development Loan) in uninsured losses) plus depreciation and amortization plus interest expenses plus rent payments plus non-cash FASB 123R items, i.e. stock based compensation and non-cash expenses related to a profits interest plan, plus other non-cash expenses or charges, and plus expenses associated with the public offering/spin-off process, regardless of whether the public offering/spin-off occurs or is delayed, minus the greater of i) actual total store maintenance capital expenditures (excluding major remodeling or image enhancements), or

ii) the total  number  of Borrower’s  stores  operating for  at least  18 months multiplied by

$40,000.00, to (B) the sum of interest expense plus rent payments plus current maturities of long term debt and capital leases.

150 Third Avenue South – Suite 900 – Nashville, Tennessee 37201

(b)

Maximum Adjusted Debt to EBITDAR Ratio. Borrower shall maintain an Adjusted Debt to EBITDAR Ratio of not more than 4.0 to 1.0. Maximum adjusted Debt to EBITDAR shall be measured at quarter-end based on a four quarter trailing basis. Maximum Adjusted Debt to EBITDAR Ratio is defined as the ratio of (A) Total Funded Debt minus invested Funds plus rent payments multiplied by 7, to (B) EBITDAR. Invested Funds is defined as short term, liquid investments such as money markets with maturities of less than one year in length, and cash and cash equivalents; provided that investments into any joint venture or any endeavor not consistent with Borrower’s core restaurant operating business without consent of Lender shall be excluded. EBITDAR shall be defined as the sum of: Net Income for such period (excluding the effect of any extraordinary or non-recurring gains or losses including any asset impairment charges, restaurant closing expenses (including lease buy-out expenses), changes in valuation allowance for deferred tax assets and non-cash deferred income tax benefits and expenses and up to $1,000,000.00 (in the aggregate for the five year term of the Development Loan) in uninsured losses) plus an amount which, in the determination of Net Income for such period has been deducted for (i) interest expense for such period; (ii) total federal, state foreign or other income taxes for such period; (iii) all depreciation and amortization for such period; (iv) rent payments; and (v) non-cash FASB 123R items, i.e. stock based compensation, and non-cash expense related to a profits interest plan, plus any other non-cash expenses or charges, and plus expenses associated with the public offering/spin-off process, regardless of whether the public offering/spin-off process occurs or is delayed, all as determined with GAAP.

“GAAP” shall mean generally accepted accounting principles consistently applied, provided that, notwithstanding any changes in such generally accepted accounting principles, any leases now existing or hereafter entered into that would have been treated as operating leases under generally accepted accounting principles as of December 30, 2018, will continue to not be treated as indebtedness for all purposes under this Agreement, including this Section 3.5

The Bank hereby waives Borrower’s compliance with the Existing Financial Covenants for the time period commencing on May 7, 2020 and extending through July 4, 2021 (the “Waiver Period”), and Bank and Borrower hereby agree to substitute the following covenants (the “Waiver Period Covenants”) therefor, which shall remain in effect for the duration of the Waiver Period:

1.

Borrower shall attain at least $99,755,000.00 of revenue for Borrower’s fiscal year ending January 3, 2021, and shall attain at least $118,350,000.00 of revenue on a four quarter trailing basis by April 4, 2021, and shall attain at least $166,812,000.00 of revenue on a four quarter trailing basis by July 4, 2021.

2.

Borrower shall maintain Maximum Adjusted Debt to Tangible Net Worth of 0.80 or less and defined as the ratio of Total Funded Debt to Tangible Net Worth. This covenant will be measured quarterly beginning September 27, 2020. “Tangible Net Worth” shall mean (i) total assets less any intangible assets (including right-of-use lease assets) minus (ii) total liabilities less any lease liabilities or other such liabilities that would

150 Third Avenue South – Suite 900 – Nashville, Tennessee 37201

be determined to be of an intangible nature, all determined in accordance with GAAP. “Total Funded Debt” shall mean the outstanding principal amount of all obligations for borrowed money.

Upon expiration of the Waiver Period, the Waiver Period Covenants shall terminate and the Existing Financial Covenants shall be reinstated effective July 5, 2021. The Existing Financial Covenants shall remain in force and effect until the Maturity Date of the Loans.

Capitalized terms not otherwise defined herein shall have the meanings as set forth in the Loan Agreement.

Failure by the Borrower to satisfy any of the above criteria may, at the Bank’s option, render the waiver outlined in this Letter null and void.

By acceptance of this Letter, Borrower, and Guarantors warrant, and represent to and agree with the Bank that the Loan Documents, as defined in the Loan Agreement, are valid and enforceable in accordance with their respective terms and acknowledge and agree that the acceptance of the terms of this Letter does not extinguish or compromise any of the Indebtedness evidenced, guaranteed, or secured by the Loan Documents, and the Loan Documents shall continue in full force and effect.

Dated this 6th day of May, 2020.

BANK:

PINNACLE BANK

By: /s/ William W. DeCamp

William W. DeCamp, Senior Vice President

ACCEPTED AND AGREED this    6th  day of May, 2020:

BORROWER:

J. ALEXANDER’S, LLC,

a Tennessee limited liability company

By:  ___/s/ Mark A. Parkey                                      Name:    Mark A. Parkey

Title:Executive Vice President and Chief Financial Officer

150 Third Avenue South – Suite 900 – Nashville, Tennessee 37201

   ACCEPTED AND AGREED this    6th  day of May, 2020:

GUARANTORS:

J. ALEXANDER’S HOLDINGS, LLC,

a Delaware limited liability company

By:  ___/s/ Mark A. Parkey                                       Name:  Mark A. Parkey

Title:      Executive Vice President and Chief Financial Officer

J. ALEXANDER’S RESTAURANTS, LLC,

a Tennessee limited liability company

By:  ___/s/ Mark A. Parkey                                     Name:  Mark A. Parkey

Title:     Executive Vice President and Chief Financial Officer

J. ALEXANDER’S RESTAURANTS OF

KANSAS, LLC, a Kansas limited liability company

By:  ___/s/ Mark A. Parkey                                     Name:  Mark A. Parkey

Title:     Executive Vice President and Chief Financial Officer

J. ALEXANDER’S OF TEXAS, LLC,

a Texas limited liability company

By:  ___/s/ Mark A. Parkey                                     Name:  Mark A. Parkey

Title:     Executive Vice President and Chief Financial Officer

JAX REAL ESTATE, LLC,

a Delaware limited liability company

By:  ___/s/ Mark A. Parkey                                     Name:  Mark A. Parkey

  Title:     Executive Vice President and Chief Financial Officer

150 Third Avenue South – Suite 900 – Nashville, Tennessee 37201

JAX RE HOLDINGS, LLC,

a Delaware limited liability company

By:  ___/s/ Mark A. Parkey

Name:  Mark A. Parkey

Title:     Executive Vice President and Chief Financial Officer

JAX REAL ESTATE MANAGEMENT, LLC,

a Delaware limited liability company

By:  ___/s/ Mark A. Parkey

Name:  Mark A. Parkey

Title:     Executive Vice President and Chief Financial Officer

STONEY RIVER MANAGEMENT COMPANY, LLC,

a Delaware limited liability company

By:  ___/s/ Mark A. Parkey

Name:  Mark A. Parkey

Title:     Executive Vice President and Chief Financial Officer

SRLS LLC,

a Delaware limited liability company

By:  ___/s/ Mark A. Parkey

Name:  Mark A. Parkey

Title:     Executive Vice President and Chief Financial Officer

STONEY RIVER LEGENDARY MANAGEMENT, L.P.,

a Georgia limited partnership

By:  ___/s/ Mark A. Parkey

Name:  Mark A. Parkey

Title:     Executive Vice President and Chief Financial Officer

150 Third Avenue South – Suite 900 – Nashville, Tennessee 37201

STONEY RIVER, LLC,

a Delaware limited liability company

By:  ___/s/ Mark A. Parkey

Name:  Mark A. Parkey

Title:     Executive Vice President and Chief Financial Officer

150 Third Avenue South – Suite 900 – Nashville, Tennessee 37201